[LOGO]

Progress Energy, Inc.
PO Box 1551
Raleigh, NC 27602

April 2, 2001

Dear Shareholder:

    I am pleased to invite you to attend the 2001 Annual Meeting of the Shareholders of Progress Energy, Inc. The meeting will be held at 10:00 o'clock a.m. on May 9, 2001, at the North Carolina Museum of Art, 2110 Blue Ridge Road, Raleigh, North Carolina.

    As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the matters scheduled to be acted upon at the meeting are the election of directors and one shareholder proposal.

    Regardless of the size of your holdings, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. Voting by any of these methods will ensure that your vote is counted at the Annual Meeting if you do not attend in person.

    I am delighted that you have chosen to invest in Progress Energy, Inc. and look forward to seeing you at the meeting. On behalf of the management and directors of Progress Energy, Inc., thank you for your continued support and confidence in 2001.

Sincerely,

/s/ William Cavanaugh III

William Cavanaugh III
Chairman of the Board, President and Chief Executive Officer

                         VOTING YOUR PROXY IS IMPORTANT
    Your vote is important. Please promptly SIGN, DATE and RETURN the enclosed proxy card or VOTE BY TELEPHONE OR THE INTERNET in accordance with the instructions on the enclosed proxy card so that as many shares as possible will be represented at the Annual Meeting.
    A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                             PROGRESS ENERGY, INC.
                            410 S. WILMINGTON STREET
                       RALEIGH, NORTH CAROLINA 27601-1849

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 2001

    The Annual Meeting of the Shareholders of Progress Energy, Inc. will be held at 10:00 o'clock a.m. on May 9, 2001, at the North Carolina Museum of Art, 2110 Blue Ridge Road, Raleigh, North Carolina. The meeting will be held in order to:

    (1) Elect (i) two Class I directors of the Company to serve one-year terms;
        (ii) one Class II director of the Company to serve a two-year term; and
        (iii) four Class III directors of the Company to serve three-year terms.

    (2) Vote on a shareholder proposal requiring the Company to invest in solar and wind powered sources of electrical generation.

    (3) Transact any other business, including consideration of shareholder proposals, as may properly be brought before the meeting.

    All shareholders of Common Stock of record at the close of business on March 9, 2001, will be entitled to vote. The stock transfer books will remain open.

                                          By order of the Board of Directors.
                                          WILLIAM D. JOHNSON
                                          Executive Vice President,
                                          General Counsel and Secretary

Raleigh, North Carolina
April 2, 2001

                             PROGRESS ENERGY, INC.
                            410 S. WILMINGTON STREET
                       RALEIGH, NORTH CAROLINA 27601-1849

                            ------------------------

                                PROXY STATEMENT
                                    GENERAL

    This Proxy Statement is furnished in connection with the Board of Directors' of Progress Energy, Inc. (Company) solicitation of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held at 10:00 o'clock a.m. on May 9, 2001, at the North Carolina Museum of Art, 2110 Blue Ridge Road, Raleigh, North Carolina. (For directions to the meeting location, please see map included at the end of the Proxy Statement.) The Proxy Statement and form of proxy were first sent to shareholders on or about April 2, 2001.

    On June 19, 2000, Progress Energy, Inc. completed its holding company restructuring and all of the shares of common stock of Carolina Power & Light Company were exchanged for an equal number of shares of common stock of CP&L Energy, Inc. On November 30, 2000, CP&L Energy, Inc. acquired all of the outstanding shares of Florida Progress' common stock in accordance with the Amended and Restated Plan of Exchange, including the related Plan of Share Exchange, dated as of August 22, 1999, as amended and restated as of March 3, 2000 among the Company, Florida Progress Corporation and Carolina Power & Light Company. On December 4, 2000, CP&L Energy, Inc. changed its name to Progress Energy, Inc. The information provided in this proxy statement reflects the consummation of the holding company restructuring. Information is included with respect to Carolina Power & Light Company for the period prior to the consummation of the holding company restructuring on June 19, 2000 and with respect to Progress Energy, Inc. for the period following the consummation of the holding company restructuring on June 19, 2000.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, TO THE PERSONS WHOSE PROXIES ARE SOLICITED. ANY EXHIBIT TO FORM 10-K IS ALSO AVAILABLE UPON WRITTEN REQUEST AT A REASONABLE CHARGE FOR COPYING AND MAILING. WRITTEN REQUESTS SHOULD BE MADE TO MR. THOMAS R. SULLIVAN, TREASURER, P. O. BOX 1551, RALEIGH, NORTH CAROLINA 27602.

    THE SECURITIES AND EXCHANGE COMMISSION RECENTLY ADOPTED AMENDMENTS TO ITS RULES REGARDING DELIVERY OF PROXY STATEMENTS AND ANNUAL REPORTS TO SHAREHOLDERS SHOWING THE SAME ADDRESS. THE NEW DELIVERY RULES CAN BE SATISFIED BY DELIVERING A SINGLE PROXY STATEMENT AND ANNUAL REPORT TO AN ADDRESS SHARED BY TWO OR MORE OF OUR SHAREHOLDERS. THIS DELIVERY METHOD IS REFERRED TO AS HOUSEHOLDING. FOR SHAREHOLDERS WHOSE SHARES OF PROGRESS ENERGY COMMON STOCK ARE HELD IN BROKERAGE ACCOUNTS, A SINGLE COPY OF THE ANNUAL REPORT AND OF THE PROXY STATEMENT WILL BE SENT TO MULTIPLE SHAREHOLDERS WHO SHARE THE SAME ADDRESS IF THEY HAVE PROVIDED THEIR WRITTEN OR IMPLIED CONSENT TO SUCH DELIVERY.

    IF YOU PREFER TO RECEIVE A SEPARATE COPY OF THE PROXY STATEMENT OR THE ANNUAL REPORT, PLEASE WRITE TO SHAREHOLDER RELATIONS, P. O. BOX 1551, RALEIGH, NORTH CAROLINA 27602 OR TELEPHONE US AT 800-662-7232, AND WE WILL PROMPTLY SEND YOU SEPARATE COPIES.

                                    PROXIES

    The accompanying proxy is solicited by the Board of Directors of the Company and the entire cost of solicitation will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited by telephone, telegraph or personally by officers and employees of the Company, who will not be specially compensated for such services.

    You may vote shares either in person or by duly authorized proxy. In addition, you may vote your shares by telephone or through the Internet by following the instructions provided in the enclosed proxy form. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 12:01 a.m. E.D.T. on the morning of the meeting. Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is exercised by delivering a written notice of revocation, by filing with the Secretary of the Company a subsequently dated, properly executed proxy or by attending the Annual Meeting and electing to vote in person. Your attendance at the Annual Meeting, by itself, will not constitute a revocation of a proxy. If you voted by telephone or through the Internet, you may also revoke your vote by any of these three methods or you may change your vote by voting again by telephone or through the Internet. If you decide to vote by completing and mailing the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy by accessing the Internet. You should address any written notices of proxy revocation to: Progress
Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602, Attention:
Secretary.

    All shares represented by effective proxies received by the Company at or before the Annual Meeting, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies that do not contain specifications will be voted "FOR" the election of Directors as set forth in this Proxy Statement, "AGAINST" the shareholder proposal set forth in this Proxy Statement and, in the discretion of the named proxies, upon any other business properly brought before the meeting.

    If you are a Participant in the Company's Stock Purchase-Savings Plan, shares allocated to your Plan account will be voted by the Trustee only if you execute and return your proxy, or vote by telephone or the Internet. Company stock remaining in the ESOP Stock Suspense Account that has not been allocated to employee accounts shall be voted by the Trustee in the same proportion as shares voted by Participants.

                               VOTING SECURITIES

    The Directors of the Company have fixed March 9, 2001, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of the Company's Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote. As of March 9, 2001, there were outstanding 206,082,949 shares of Common Stock.

    Pursuant to the provisions of the North Carolina Business Corporation Act, Directors will be elected by a plurality of the votes cast by the shares entitled to vote. Withheld votes or shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast. Approval of the shareholder proposal and other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of the shares voted on such matters. Abstentions from voting and broker non-votes will not have the effect of a "negative" vote with respect to any such matters.

                             ELECTION OF DIRECTORS

    Based on the report of the Corporate Governance Committee (see page 9), the Board of Directors nominates the seven nominees listed below. The nominees to serve as Directors in Class I for terms expiring in 2002 and until their respective successors are elected and qualified are W. D. Frederick, Jr. and Richard Korpan. The nominee to serve as a Director in Class II for a term expiring in 2003 and until his successor is elected and qualified is Richard A. Nunis. The nominees to serve as Directors in Class III for terms expiring in 2004 and until their respective successors are elected and qualified are William Cavanaugh III, Charles W. Coker, Jean Giles Wittner and E. Marie McKee.
(Ms. McKee will resign as a Class I Director upon her election to Class III.)

    The exchange agreement among the Company, Carolina Power & Light Company, and Florida Progress Corporation provided that, at the effective time of the share exchange, the Progress Energy board of directors would consist of 14 directors, ten of whom would be designated by Progress Energy and four of whom would be designated by Florida Progress from the Florida Progress board of directors, and acceptable to Progress Energy. Florida Progress designated Richard Korpan, W. D. Frederick, Jr., Richard A. Nunis and Jean Giles Wittner to be directors of Progress Energy. The Board of Directors elected
Messrs. Frederick, Korpan and Nunis, and Ms. Wittner as Directors effective as of November 30, 2000. The Board placed the directors designated by Florida Progress among the three classes of directors of the Company so that, to the extent possible, there are a proportionate number of Florida Progress Corporation and Carolina Power & Light Company designees in each class.

    Under the letter agreement between Florida Progress and Carolina Power & Light, dated August 19, 1999, Carolina Power & Light Company agreed that, following the initial terms, the Florida Progress Corporation designees would be renominated to the Company's Board of Directors if they are interested in continuing to serve, meet the requirements of the Company's bylaws, and their performance and contributions have been satisfactory to the other members of the Board. The Corporate Governance Committee of the Company's Board of Directors, along with one director designated by Florida Progress Corporation, made the initial assessment of whether new or existing directors would be nominated for the Company's Board of Directors. Their assessment was then reviewed by the entire Board of Directors.

    There are no family relationships among any of the nominees for Director or among any nominee and any Director or officer of the Company or its subsidiaries, and except as described above, there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

    Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted for the election of the seven nominees. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a Director.

    The names of the seven nominees for election to the Board of Directors and of the other Directors, along with their ages, principal occupations or employment for the past five years, and current directorships are set forth below. Information concerning the number of shares of the Company's Common Stock beneficially owned, directly or indirectly, by all current Directors appears on pages 6 and 7 of this Proxy Statement.

                         NOMINEES FOR ELECTION--CLASS I
                            (Terms expiring in 2002)

    W. D. FREDERICK, JR., age 66 is a citrus grower and rancher. He is a retired partner in the law firm of Holland & Knight. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina
Power & Light Company, Florida Progress Corporation, Blue Cross/Blue Shield of Florida and SunTrust Bank, Central Florida, N.A.

    RICHARD KORPAN, age 59, is retired Chairman, President and Chief Executive Officer of Florida Progress Corporation. He served as that company's Chairman from July 1, 1998 to November 30, 2000, and held the positions of President and Chief Executive Officer from 1991 and June 1997, respectively, until
November 30, 2000. He has served as a Director of the Company since
November 30, 2000 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

                         NOMINEE FOR ELECTION--CLASS II
                            (Term Expiring in 2003)

    RICHARD A. NUNIS, age 68 is President of New Business Solutions, Inc. He previously served as Chairman, Walt Disney Parks & Resorts. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

                        NOMINEES FOR ELECTION--CLASS III
                            (Terms Expiring in 2004)

    WILLIAM CAVANAUGH III, age 62, is Chairman, President and Chief Executive Officer of the Company (since August 1999). (The Company was formerly known as
(i) CP&L Holdings, Inc. from August 1999 to February 2000 and (ii)
CP&L Energy, Inc. from February 2000 to December 2000). He also serves
(July 2000 to present) as Chairman, Progress Energy Service Company, LLC, (formerly known as CP&L Service Company LLC); Chairman, Florida Power Corporation (November 30, 2000 to present); Chairman, Progress Energy
Ventures, Inc. (formerly known as CPL Energy Ventures, Inc.), (March 2000 to present); and Chairman, President and Chief Executive Officer, Carolina Power & Light Company ("CP&L") (May 1999 to present). He previously served as President and Chief Executive Officer, CP&L, (from October 1996 to May 1999); and as President and Chief Operating Officer of CP&L (from September 1992 to
October 1996). He has served as a Director of the Company since August 1999 and also serves as a director of Florida Progress Corporation and Duke-Weeks Realty Corporation.

    CHARLES W. COKER, age 67, is Chairman of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products (since April 1998). He previously served as Chairman and Chief Executive Officer of Sonoco Products Company (from 1976 to April 1998). He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation, BankAmerica Corporation, Sara Lee Corporation and Springs Industries, Inc.

    E. MARIE MCKEE, age 50, is Senior Vice President of Corning Incorporated, a developer of technologies for glass, ceramics, fiber optics and photonics. She has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

    JEAN GILES WITTNER, age 66, is President and Secretary of Wittner &
Co., Inc. a Florida holding company for companies that provide life insurance products, employee benefit insurance programs, and commercial office leasing and property management services. She has served as a director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation and Raymond James Bank, FSB.

                    DIRECTORS CONTINUING IN OFFICE--CLASS I
                            (Terms Expiring in 2002)

    JOHN H. MULLIN, III, age 59, is Chairman of Ridgeway Farm, LLC, a limited liability company engaged in timber and agricultural activities. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation, Graphic Packaging International Corp. and The Liberty Corporation, and as a Trustee of The Putnam Funds.

    WILLIAM O. MCCOY, age 67, is a partner in Franklin Street Partners, an investment management firm (since 1998). He previously served as Interim Chancellor of the University of North Carolina from April 1999 to August 14, 2000 and as Vice President-Finance of the University of North Carolina from 1995 to 1998. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation, The Kenan Corporation, Liberty Corporation, Duke-Weeks Realty Corporation, TeraGlobal Communications Corp., Acterna Corp. and North Carolina Capital Management Trust and as a Trustee of Fidelity Investments.

    J. TYLEE WILSON, age 69, is retired Chairman and Chief Executive Officer of RJR Nabisco, Inc. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company and Florida Progress Corporation.

                    DIRECTORS CONTINUING IN OFFICE--CLASS II
                            (Terms Expiring in 2003)

    EDWIN B. BORDEN, age 67, is President of The Borden Manufacturing Company, a textile management services company. He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina Power & Light Company, Florida Progress Corporation, Jefferson-Pilot Corporation, Ruddick Corporation and Winston Hotels, Inc.

    DAVID L. BURNER, age 61, is Chairman, President and Chief Executive Officer of The BFGoodrich Company (since July 1997). He previously served as President and Chief Executive Officer (from December 1996 to July 1997) and President (from December 1995 to December 1996) of The BFGoodrich Company and as President, BFGoodrich Aerospace and Executive Vice President of The BFGoodrich Company (from January 1995 to December 1995). He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina
Power & Light Company, Florida Progress Corporation, Brush Engineered
Materials, Inc., Milacron, Inc. and Briggs & Stratton Corporation.

    RICHARD L. DAUGHERTY, age 65, is the Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University (since March 1995). He has served as a Director of the Company since November 30, 2000 and also serves as a director of Carolina
Power & Light Company and Florida Progress Corporation.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth the only shareholder known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company as of December 31, 2000. The Company has no other class of voting securities.

                                NAME AND ADDRESS OF           NUMBER OF SHARES       PERCENTAGE OF
TITLE OF CLASS                   BENEFICIAL OWNER            BENEFICIALLY OWNED          CLASS
- --------------          -----------------------------------  -------------------  -------------------
Common Stock            State Street Bank and Trust Company     23,425,119(1)            11.4%
                        225 Franklin Street
                        Boston, MA 02110

    (1)Consists of shares of Common Stock held by State Street Bank and Trust Company, acting in various fiduciary capacities. State Street Bank has sole power to vote with respect to 3,439,729 shares, shared power to vote with respect to 19,581,238 shares, sole power to dispose of 23,412,485 shares and shared power to dispose of 12,634 shares.

                      MANAGEMENT OWNERSHIP OF COMMON STOCK

    The following table describes the beneficial ownership of the Common Stock of the Company and ownership of Common Stock units as of December 31, 2000, of
(i) all current Directors and nominees for Director, (ii) each executive officer of the Company named in the Summary Compensation Table presented later in this document and (iii) all Directors and executive officers as a group. A unit of Common Stock does not represent an equity interest in the Company and possesses no voting rights, but is equal in value at all times to a share of Common Stock. As of December 31, 2000, none of the individuals or group in the above categories owned one percent (1%) or more of the Company's voting securities.

- -----------------------------------------------------------------------------
                                           NUMBER OF SHARES OF COMMON STOCK
                                           BENEFICIALLY OWNED(1) AND UNITS
                                                     REPRESENTING
NAME                                     SHARES OF COMMON STOCK(2,3,4,5,6,7)
- -----------------------------------------------------------------------------
Edwin B. Borden                            5,042               Common Stock
                                          22,333(2)            Units
David L. Burner                                0               Common Stock
                                           2,689(3)            Units
William Cavanaugh III                    219,989(8)            Common Stock
                                         144,116(4,5,6,7)      Units
Charles W. Coker                           4,448(9)            Common Stock
                                          26,785(2)            Units
Richard L. Daugherty                         947               Common Stock
                                          15,020(2)            Units
W. D. Frederick, Jr.                       1,000               Common Stock
                                              74(3)            Units
William D. Johnson                        27,157(10)           Common Stock
                                          10,198(5,6,7)        Units
Richard Korpan                             1,000               Common Stock
                                               0               Units
Estell C. Lee                              4,484(11)           Common Stock
                                          21,952(2)            Units
William O. McCoy                           1,000               Common Stock
                                           7,461(2)            Units
Robert B. McGehee                         36,179(12)           Common Stock
                                          16,167(5,6,7)        Units

- -----------------------------------------------------------------------------
                                           NUMBER OF SHARES OF COMMON STOCK
                                           BENEFICIALLY OWNED(1) AND UNITS
                                                     REPRESENTING
NAME                                     SHARES OF COMMON STOCK(2,3,4,5,6,7)
- -----------------------------------------------------------------------------
E. Marie McKee                               600               Common Stock
                                           2,869(3)            Units
John H. Mullin, III                        1,000               Common Stock
                                           3,525(2)            Units
Richard A. Nunis                           2,000               Common Stock
                                               0               Units
William S. Orser                          51,615(13)           Common Stock
                                          33,171(4,5,6)        Units
Peter M. Scott III                        32,802(14)           Common Stock
                                           5,329(5,6)          Units
J. Tylee Wilson                            5,000               Common Stock
                                           6,518(2)            Units
Jean Giles Wittner                         1,000               Common Stock
                                               0               Units
Shares of Common Stock beneficially
  owned by all directors and executive
  officers of the Company as a group
  (28 persons)                           615,936               Common Stock

- ------------------------------

    (1)Unless otherwise noted, all shares of Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

    (2)Consists of units representing Common Stock of the Company under the Directors' Deferred Compensation Plan and the Non-Employee Director Stock Unit Plan (see "Directors' Compensation" on page 11).

    (3)Consists of units representing Common Stock of the Company under the Directors' Deferred Compensation Plan.

    (4)Consists of performance units under the Long-Term Compensation Program.

    (5)Consists of performance shares awarded under the Performance Share Sub-Plan of the 1997 Equity Incentive Plan (see "Long-Term Incentive Plan Awards Table" on page 16 and footnote 1 thereunder for performance shares awarded in
2000).

    (6)Consists of replacement units to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made but for the deferral of salary under the Management Deferred Compensation Plan and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended (see "Summary Compensation Table" on page 13 and footnote 5 thereunder).

    (7)Consists of performance units recorded to reflect awards deferred under the Management Incentive Compensation Plan.

    (8)Includes 200,000 shares of Restricted Stock and 7,823 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (9)Includes 4,248 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (10)Includes 24,600 shares of Restricted Stock.

    (11)Includes 160 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.

    (12)Includes 33,200 shares of Restricted Stock.

    (13)Includes 45,000 shares of Restricted Stock.

    (14)Includes 32,700 shares of Restricted Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On November 30, 2000, CP&L Energy, Inc., a North Carolina corporation, acquired all of the outstanding common stock of Florida Progress Corporation, a Florida corporation, in accordance with the Amended and Restated Plan of Exchange, including the related Plan of Share Exchange, dated as of August 22, 1999, as amended and restated as of March 3, 2000, among CP&L Energy (renamed Progress Energy, Inc. effective December 4, 2000), Florida Progress Corporation and Carolina Power & Light Company, a North Carolina corporation.

    Mr. Korpan, a nominee to the Company's Board of Directors and formerly an officer and director of Florida Progress Corporation had interests in the share exchange that were different from and in addition to his rights as a Florida Progress Corporation shareholder. He received the following consideration as a result of those interests: $11,551,588 representing payouts under the change-in-control provisions of the Long-Term Incentive Plan; $4,182,000 representing severance payments; and 79,033 Progress Energy Contingent Value Obligations (CVOs). (Each contingent value obligation represents the right to receive contingent payments based upon the net after-tax cash flow to Progress Energy generated by certain synthetic fuel plants.) Mr. Korpan is also entitled to receive continuation of welfare benefits comparable to those in place before the transaction for 36 months following termination, with lifetime access to medical insurance at his expense thereafter; and reimbursement for reasonable legal fees and disbursements related to the taxation of payments made to the individual, not to exceed $15,000.

    Messrs. Frederick and Nunis, and Ms. Wittner, nominees to the Company's Board of Directors who were formerly directors of Florida Progress Corporation each had interests in the transaction based upon their prior ownership of Florida Progress Corporation common stock and/or phantom stock units awarded pursuant to the Florida Progress Corporation Phantom Stock Plan for Non-Employee Directors. Mr. Frederick received $343,116 and 6,350 CVOs; Mr. Nunis received $1,498,401 and 27,749 CVOs; and Ms. Wittner received $673,639 and 12,475 CVOs.

                    INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

    On September 27, 1999, Florida Progress Corporation and its directors were served with a purported class action complaint, Case No. 99-6167CI-20, styled Lisa Fruchter, on behalf of herself and all others similarly situated, v. Florida Progress Corporation; Richard Korpan; Clarence V. McKee; Richard A. Nunis, Jean Giles Wittner; Michael P. Graney; Joan D. Ruffier, Robert T. Stuart, Jr.; W. D. Frederick; and Vincent J. Naimoli. The complaint was filed in the Circuit Court of the 6th Judicial Circuit in and for Pinellas County, Florida on September 14, 1999. The complaint seeks class action status and injunctive relief (1) declaring that the agreement and plan of exchange was entered into in breach of the fiduciary duties of the Florida Progress Corporation board of directors, (2) enjoining Florida Progress Corporation from proceeding with the share exchange, (3) rescinding the agreement and plan of exchange;
(4) enjoining any other business combination until an auction is conducted to obtain the highest price possible for Florida Progress Corporation,
(5) directing the Florida Progress Corporation board of directors to commence such an auction, and (6) awarding the class an unspecified amount of damages. The complaint also seeks an award of costs and attorneys' fees. Florida Progress Corporation believes this action is without merit and intends to vigorously defend itself against this action. The share exchange was consummated on November 30, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers to file reports of their holdings and transactions in the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on Company records and other information, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers with respect to the Company's 2000 fiscal year were met.

                               BOARD OF DIRECTORS

    The Board of Directors is currently comprised of fourteen (14) members. The Board of Directors met eight times in 2000. Average attendance of the Directors at the meetings of the Board and its Committees held during 2000 was 96%.

    The Board of Directors appoints from its members an Executive Committee, a Committee on Audit and Corporate Performance, a Committee on Finance, a Committee on Operations, Environmental, Health and Safety Issues, a Committee on Organization and Compensation, and a Corporate Governance Committee. The membership and functions of the standing Board Committees, as of December 31, 2000, are discussed below.

                              EXECUTIVE COMMITTEE

    The Executive Committee is presently composed of one Officer/Director and five Directors--Messrs. William Cavanaugh III, Chairman, Edwin B. Borden, Charles W. Coker, Richard L. Daugherty, William O. McCoy and J. Tylee Wilson. The authority and responsibility of the Executive Committee are provided in the Company's Charter and By-Laws. The Committee held one meeting in 2000.

                              AUDIT AND CORPORATE
                             PERFORMANCE COMMITTEE

    The Audit and Corporate Performance Committee is presently composed of seven non-employee Directors--Messrs. Richard L. Daugherty, Chairman, David L. Burner,
W. D. Frederick, Jr., Richard Korpan and John H. Mullin, III and Ms. Estell C. Lee and Ms. Jean Giles Wittner. The work of this Committee includes reviewing the annual financial results of the Company and monitoring the activities of the independent auditors and the internal audit department. The Committee also reviews corporate goals established by the Company and the Company's progress in achieving these goals. The Committee held three meetings in 2000.

                         CORPORATE GOVERNANCE COMMITTEE

    The Corporate Governance Committee is presently composed of four non-employee Directors--Messrs. J. Tylee Wilson, Chairman, Edwin B. Borden, Charles W. Coker and John H. Mullin, III. This Committee is responsible for making recommendations to the Board with respect to the governance of the Company and the Board. Its responsibilities include recommending amendments to the Company's Charter and By-Laws, making recommendations regarding the structure, charter, practices and policies of the Board, ensuring that processes are in place for annual CEO performance appraisal and review of succession planning and management development, recommending a process for the annual assessment of Board performance, recommending criteria for Board membership, reviewing the qualifications of and recommending to the Board nominees for election. The Committee will consider qualified candidates for director nominated by shareholders at an annual meeting of shareholders; provided, however, that written notice of any shareholder nominations must be received by the Secretary of the Company no later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting. The Committee held four meetings in 2000.

                               FINANCE COMMITTEE

    The Finance Committee is presently composed of seven non-employee Directors--Messrs. William O. McCoy, Chairman, David L. Burner, Charles W. Coker, Richard Korpan, John H. Mullin, III, Richard A. Nunis and J. Tylee Wilson. The Committee reviews and oversees the Company's financial policies and planning, strategic planning and investments and pension funds. The Committee also monitors the Company's risk management activities and reviews the Company's dividend policy and proposed budget. The Committee held six meetings in 2000.

                    COMMITTEE ON OPERATIONS, ENVIRONMENTAL,
                            HEALTH AND SAFETY ISSUES

    The Committee on Operations, Environmental, Health and Safety Issues is presently composed of six non-employee Directors--Messrs. Edwin B. Borden, Chairman, Richard L. Daugherty and W. D. Frederick, Jr. and Ms. Estell C. Lee, Ms. E. Marie McKee and Ms. Jean Giles Wittner. The Committee reviews the Company's load forecasts and plans to carry out its development program and reviews and assesses Company policies, procedures, and practices relative to the protection of the environment and the safety of employees, customers, contractors, and the public. The Committee advises the Board and makes recommendations for the Board's consideration regarding operational, environmental, and safety-related issues. The Committee held two meetings in 2000.

                           COMMITTEE ON ORGANIZATION
                                AND COMPENSATION

    The Committee on Organization and Compensation is presently composed of six non-employee Directors--Messrs. Charles W. Coker, Chairman, Edwin B. Borden, William O. McCoy, Richard A. Nunis and J. Tylee Wilson and Ms. E. Marie McKee. The Committee ascertains that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Committee reviews all executive development plans, makes executive compensation decisions and oversees plans for management succession. The Committee held nine meetings in 2000.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     SPONSORSHIP OF THE VARIOUS BENEFIT PLANS DISCUSSED IN THIS SECTION WAS TRANSFERRED FROM CAROLINA POWER & LIGHT COMPANY TO PROGRESS ENERGY, INC.,
                           EFFECTIVE AUGUST 1, 2000.
                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $35,000, of which $15,000 is automatically deferred under the Directors' Deferred Compensation Plan (see below), and an attendance fee of $1,500 per meeting for regularly scheduled Board meetings. Directors who are not employees of the Company also receive an attendance fee for committee meetings of $1,000. The Chairman of each Committee receives an additional retainer of $3,000 per year. Directors who are officers do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors.

    In addition to the $15,000 annual retainer and any matching contributions under the incentive compensation program that are automatically deferred, outside Directors may elect to defer any portion of the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Directors' Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of Units of Common Stock of the Company, but participating Directors receive no equity interest or voting rights in the Common Stock. The number of Units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of Units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the Units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company's Common Stock on the date of payment multiplied by the number of Units credited to the participant's account.

    Directors are also eligible for matching contributions of up to $15,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals established each year by the Board and used as the basis for a matching contribution of shares of Common Stock for participating employees in the Company's Stock Purchase-Savings Plan. In the event that five of the corporate incentive goals are met, the $15,000 portion of the annual retainer that is automatically deferred pursuant to the Directors' Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent). Such matching contribution is automatically deferred until the Director's retirement.

    Effective January 1, 1998, the Board of Directors Retirement Plan was replaced by the Non-Employee Director Stock Unit Plan. Directors had the option of rolling the value of their benefits under the Retirement Plan into the Stock Unit Plan. Effective January 1, 2001, the Stock Unit Plan provides for an annual grant of 350 "stock units" (previously 150 stock units) to each non-employee Director who has served on the Board for at least one year and for matching grants of up to 350 additional units (previously up to 150 additional units) to be awarded to those Directors for each year in which certain incentive goals established by the Board are met. Each unit is equal in value to one share of the Company's Common Stock. The number of units is adjusted from time to time to reflect the payment of dividends with respect to the Common Stock of the Company. Benefits under the Plan vest after a participant has been a member of the Board for five years, and are payable solely in cash.

    All of the Directors who were existing Directors or retired Directors on or prior to September 16, 1998 participate in a Directors' Educational Contribution Plan. The Plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to the Company at the death of the second to die in each pair. All costs of the Plan are expected to be covered from the life insurance proceeds to be received by the Company. Pursuant to this Plan, the Company will make a contribution in the name of each Director to an educational institution or approved educational foundation or fund in North Carolina or South Carolina selected by the Director and approved by the Executive Committee of the Board of Directors. The contribution will be made at the later to occur of the retirement of the Director from the Board of Directors or ten years from the date of adoption of the Plan. If a Director has served as a Director for at least five but less than ten years at the time the contribution is to be made, the Company will contribute $250,000 in the name of the Director. If the Director has served for ten or more years, the amount of the contribution will be $500,000. The Plan was discontinued September 16, 1998 and will not be offered as a benefit for any Director who joins the Board subsequent to that date. The Plan may be terminated at any time in the discretion of the Executive Committee without recourse or obligation to the Company.

    Mr. Sherwood H. Smith, Jr., a former member of the Board and former Chief Executive Officer of the Company, retired from the Company on December 31, 1996. In April of 1999, Mr. Smith entered into an Agreement with the Company pursuant to which he agreed to provide various services to the Company beginning September 30, 1999 as requested by and at a level of compensation to be approved by the Company's Chief Executive Officer. Pursuant to this agreement, the Company provided Mr. Smith perquisites valued at approximately $78,791 during the fiscal year ended December 31, 2000.

STOCK OWNERSHIP GUIDELINES

    In an effort to more closely link the interests of the Company's Directors with those of its shareholders, in December 2000, the Board of Directors adopted stock ownership guidelines which are designed to ensure that the Company's outside Directors have a significant financial equity investment in the Company. Those guidelines require the outside Directors to own Company common stock or Units whose value is equivalent to the value of that stock with a total value equal to five times the annual retainer paid to outside Directors. The stock and/or Units may be acquired over a five-year period and may include Units acquired under the Directors' Deferred Compensation Plan and the Non-Employee Director Stock Unit Plan.

SERVICE ON BOARDS OF SUBSIDIARIES

    All compensation paid to outside Directors is for services rendered on behalf of the Company's Board of Directors and the boards of Carolina Power & Light Company and Florida Progress Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION

                                         ANNUAL COMPENSATION                   AWARDS        PAYOUTS
                                  -------------------------------------------------------------------------------
                                                               OTHER        RESTRICTED
                                                               ANNUAL          STOCK          LTIP        ALL OTHER
NAME AND                          SALARY(1)    BONUS(2)      COMPENSATION(3) AWARD(S)(4,5)  PAYOUTS(6)    COMPENSATION(7)
PRINCIPAL POSITION         YEAR     ($)          ($)            ($)             ($)           ($)            ($)
- ---------------------------------------------------------------------------------------------------------------------
William Cavanaugh III,     2000   $871,483    $1,285,000       $126,616(8)   $3,871,402(9)       N/A       $258,389(10)
Chairman, President        1999    778,849       610,000(11)     76,991          34,046          N/A        497,305
and Chief Executive        1998    700,027       400,000(12)     90,228       4,240,076          N/A        199,614
Officer

William S. Orser,          2000   $469,789    $  275,000       $  7,144      $  178,624(13)      N/A       $105,758(14)
Group President--          1999    436,759       220,000          1,735          15,683          N/A        203,193
CP&L                       1998    397,345       160,000          4,537       1,698,088          N/A         67,243

Robert B. McGehee,         2000   $337,513    $  352,000(15)   $ 15,901      $  280,030(16)      N/A       $ 74,807(17)
Executive Vice             1999    282,056       150,000         54,734         258,518          N/A        151,357
President                  1998    259,158        90,000          2,216         789,588          N/A         63,062

Peter M. Scott III,        2000   $206,613    $  304,000(18)   $ 50,350      $1,126,195(19)      N/A       $ 50,485(20)
Executive Vice             1999        N/A           N/A            N/A             N/A          N/A            N/A
President and              1998        N/A           N/A            N/A             N/A          N/A            N/A
Chief Financial
Officer (employed
as of May 8, 2000)

William D Johnson,         2000   $247,009    $  239,000(21)   $ 26,734      $  405,131(22)      N/A       $ 38,012(23)
Executive Vice             1999    192,052       100,000             56         288,450(24)      N/A         22,206(25)
President, General         1998    164,462        46,000             23         213,797(26)      N/A         15,960(27)
Counsel and
Secretary

    (1)Consists of base salary prior to (i) employee contributions to the Stock Purchase-Savings Plan and (ii) voluntary deferrals, if any, under the Management Deferred Compensation Plan. See "Other Benefit Opportunities" on page 26.

    (2)Except as otherwise noted, consists of amounts awarded with respect to performance in the stated year under the Management Incentive Compensation Plan. See "Other Annual Compensation Opportunities" on page 23.

    (3)Consists of gross-up payments for certain federal and state income tax obligations, and where indicated by footnote disclosure, certain perquisites.

    (4)Includes the value of restricted stock awards as of the grant date (calculated by multiplying the closing market price of the Company's unrestricted stock on the date of grant by the number of shares awarded) granted pursuant to the Company's 1997 Equity Incentive Plan. None of the restricted stock awards will vest, in whole or in part, in under three years from the date of grant. During the period for which the shares are restricted, the grantee will receive all voting rights and cash dividends associated with the restricted stock.

    (5)Includes the value of matchable deferrals credited to the account of a participant to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made on behalf of the participant but for the deferral of salary under the Management Deferred Compensation Plan and compensation limitations under Section 415 of the Internal Revenue Code of 1986, as amended ("Phantom Stock Units"). Phantom Stock Units do not represent an equity interest in the Company and the crediting of such Units to a participant's account does not convey any voting rights. However, a Phantom Stock Unit is equal in value at all times to a share of the Company's Common Stock. Additional Phantom Stock Units are credited from time to time to reflect the payment of dividends on the underlying Common Stock. For participants with less than five years of service with the Company, these Phantom Stock Units vest two years from the end of the calendar year in which they are granted. Participants with five or more years of service with the Company are 100% vested in all Phantom Stock Units credited to their accounts. Phantom Stock Units are not deemed "Matured" and therefore available for reallocation to other deemed investment funds chosen by the participant until two years after the end of the Plan Year for which they were allocated. Payment of the value of the Phantom Stock Units will be made in cash and will generally be made on one of the following dates in accordance with the participant's deferral election: (i) the April 1 following the date that is five or more years from the last day of the Plan Year for which the participant's salary deferral is made, (ii) the April 1 following the participant's retirement, or (iii) the April 1 following the first anniversary of the participant's retirement. The amount of the payment will equal the market value of a share of the Company's Common Stock on the payment date of payout multiplied by the number of units credited to the account of the participant. See "Other Benefit Opportunities" on page 26.

    (6)Consists of the value of payouts of awards granted under the Company's Long-Term Compensation Program.

    (7)Amounts reported in this column include dividends earned in 2000 on awards granted under the Long-Term Compensation Program and dividends allocated in 2000 on awards granted under the Performance Share Sub-Plan.

    (8)Consists of (i) $48,569 in gross-up payments for certain federal and state income tax obligations; and (ii) certain perquisites, including spousal travel expenses of $24,371, which exceed thresholds for footnote disclosure.

    (9)Consists of (i) 100,000 shares of Restricted Stock valued at $3,837,594 on September 25, 2000; and (ii) 1,012 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. Cavanaugh owns a total of 200,000 shares of Restricted Stock which were valued at $9,837,500 as of December 31, 2000.

    (10)Consists of (i) $52,486 which represents dividends earned in 2000 on performance units awarded under the Long-Term Compensation Program;
(ii) $94,576 which represents dividends allocated in 2000 on performance shares awarded under the Performance Share Sub-Plan; (iii) $8,460 which represents Company contributions under the Stock Purchase-Savings Plan; and (iv) $102,867 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (11)Mr. Cavanaugh has elected to defer receipt of this award until after his date of retirement.

    (12)Mr. Cavanaugh has elected to defer receipt of this award until after his date of retirement.

    (13)Consists of (i) 5,000 shares of Restricted Stock valued at $162,133 as of July 12, 2000; and (ii) 499 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. Orser owns a total of 45,000 shares of Restricted Stock which were valued at $2,213,438 as of December 31, 2000.

    (14)Consists of (i) $21,326 which represents dividends earned in 2000 on performance units awarded under the Long-Term Compensation Program;
(ii) $35,087 which represents dividends allocated in 2000 on performance shares awarded under the Performance Share Sub-Plan; (iii) $9,420 which represents Company contributions under the Stock Purchase-Savings Plan; and (iv) $39,925 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (15)Consists of amounts awarded under the Management Incentive Compensation Plan and as a result of the Progress Energy/Florida Progress transaction.

    (16)Consists of (i) 8,400 shares of Restricted Stock valued at $272,383 as of July 12, 2000; and (ii) 225 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. McGehee owns a total of 33,200 shares of Restricted Stock which were valued at $1,633,026 as of December 31, 2000.

    (17)Consists of (i) $23,854 which represents dividends allocated in 2000 on performance shares awarded under the Performance Share Sub-Plan; (ii) $8,460 which represents Company contributions under the Stock Purchase Savings Plan; and (iii) $42,493 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (18)Consists of (i) transition compensation paid pursuant to Mr. Scott's employment agreement, and (ii) amounts awarded under the Management Incentive Compensation Plan and as a result of the Progress Energy/Florida Progress transaction.

    (19)Consists of (i) 32,700 shares of Restricted Stock valued at $1,608,431 as of December 31, 2000; and (ii) 70 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the particpant.

    (20)Consists of (i) $5,295 which represents dividends allocated in 2000 on performance shares awarded under the Performance Share Sub-Plan; (ii) $3,094 which represents Company contributions under the Stock Purchase-Savings Plan; and (iii) $42,096 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (21)Consists of amounts awarded under the Management Incentive Compensation Plan and as a result of the Progress Energy/Florida Progress transaction.

    (22)Consists of (i) 12,400 shares of Restricted Stock valued at $402,090 as of July 12, 2000; and (ii) 87 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Mr. Johnson owns a total of 24,600 shares of Restricted Stock which were valued at $1,210,012 as of December 31, 2000.

    (23)Consists of (i) $14,276 which represents dividends allocated in 2000 on performance shares awarded under the Performance Share Sub-Plan; (ii) $8,460 which represents Company contributions under the Stock Purchase-Savings Plan; and (iii) $15,276 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (24)Consists of (i) 7,100 shares of Restricted Stock valued at $286,911 as of March 17, 1999; and (ii) 40 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (25)Consists of (i) $7,580 which represents dividends allocated in 1999 on performance shares awarded under the Performance Share Sub-Plan; (ii) $8,588 which represents Company contributions under the Stock Purchase-Savings Plan; and (iii) $6,038 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (26)Consists of (i) 5,100 shares of Restricted Stock valued at $212,785 as of February 13, 1998; and (ii) 24 Phantom Stock Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant.

    (27)Consists of (i) $3,486 which represents dividends allocated in 1998 on performance shares awarded under the Performance Share Sub-Plan; (ii) $6,582 which represents Company contributions under the Stock Purchase-Savings Plan; and (iii) $5,892 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                              NUMBER OF   PERFORMANCE
NAME                                                          UNITS(1)    PERIOD ENDS
- ----                                                          ---------   -----------
William Cavanaugh III,
  Chairman, President and
  Chief Executive Officer...................................   22,759         2002
William S. Orser,
  Group President -- CP&L...................................    8,190         2002
Robert B. McGehee,
  Executive Vice President..................................    6,034         2002
Peter M. Scott III,
  Executive Vice President and
  Chief Financial Officer...................................    5,102         2002
William D. Johnson,
  Executive Vice President,
  General Counsel and Secretary.............................    4,483         2002

- --------------------------

    (1)Consists of the number of performance shares awarded in 2000 under the Performance Share Sub-Plan of the 1997 Equity Incentive Plan, based on the closing price of a share of the Company's Common Stock on March 1, 2000, as published in THE WALL STREET JOURNAL. Performance Share awards may range from 20% to 75% of a participant's base salary depending on the participant's position and job value. The number of performance shares awarded is recorded in a separate account for each participant, and is adjusted to reflect dividends, stock splits or other adjustments in the Company's Common Stock. The performance period for an award under the Sub-Plan is the three-consecutive-year period beginning in the year in which the award is granted. There are two equally weighted performance measures under the Sub-Plan. One performance measure is Total Shareholder Return ("TSR"), which is defined in the Sub-Plan as the appreciation or depreciation in the value of stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding year) plus dividends declared during the relevant period divided by the closing value of the stock on the last trading day of the preceding year. The other performance measure is EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) growth. Awards under the Sub-Plan vest on January 1 following the end of the three-year performance period, provided, however, that to determine each award vested under the Sub-Plan, the TSR and EBITDA growth of the Company are compared to the TSR and EBITDA growth of a Peer Group comprised of the twenty-six electric utility companies compromising the Standard & Poor's Electric Index. The differences between the Company TSR and EBITDA growth, and the Peer Group TSR and EBITDA growth, respectively, are used to determine the multipliers that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0% to 200%. Differences in EBITDA growth can range from a low of less than 0% to a high of 5% or more and correspond to multipliers of 0% to 200%). The multiplier is applied to the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of the Company's Common Stock, as published in THE WALL STREET JOURNAL on the last trading day before payment of the award.

    Awards are paid in cash after expiration of the performance period. Payment can be made in either (i) lump sum on or about April 1 of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. In the event of death, disability, retirement or a change-in-control of the Company, any award granted under the Sub-Plan immediately becomes vested. The aggregate value of the vested award is determined using multipliers that are based on the difference between the Company TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively over the portion of the performance period that was completed before the terminating event occurred. See "Long-Term Compensation Opportunities" on page 24.

                               PENSION PLAN TABLE

- -----------------------------------------------------------------------

                        ESTIMATED ANNUAL PENSION AT NORMAL RETIREMENT
                                 (YEARS OF CREDITED SERVICE)
AVERAGE COMPENSATION
- -----------------------------------------------------------------------

                                                         15 1/2 OR MORE
                        10 YEARS         15 YEARS            YEARS
- -----------------------------------------------------------------------
$ 190,000                 $ 76,000         $114,000         $117,800
  255,000                  102,000          153,000          158,100
  320,000                  128,000          192,000          198,400
  385,000                  154,000          231,000          238,700
  450,000                  180,000          270,000          279,000
  515,000                  206,000          309,000          319,300
  555,000                  222,000          333,000          344,100
  595,000                  238,000          357,000          368,900
  635,000                  254,000          381,000          393,700
  675,000                  270,000          405,000          418,500
  715,000                  286,000          429,000          443,300
  760,000                  304,000          456,000          471,200
  795,000                  318,000          477,000          492,900
  840,000                  336,000          504,000          520,800
  900,000                  360,000          540,000          558,000
  960,000                  384,000          576,000          595,200
 1,020,000                 408,000          612,000          632,400
- -----------------------------------------------------------------------

    The above table demonstrates senior executive pension benefits payable upon normal retirement under the Supplemental Retirement Plan and Supplemental Senior Executive Retirement Plan at age 65 as a function of average annual income and years of service. Covered compensation under these plans consists only of the amounts in the Salary and Bonus columns of the Summary Compensation Table. Pursuant to the Supplemental Retirement Plan, a defined benefit plan, benefits are partially offset by Social Security payments and the monthly pension benefit payable upon retirement is based on final five years average compensation (base pay earnings only) multiplied by 1.7% for each year of service up to a maximum of 60%. Benefits under the Supplemental Senior Executive Retirement Plan are fully offset by Social Security benefits and by benefits paid under the Supplemental Retirement Plan. The monthly benefit payable upon retirement under this plan is equal to 4% of the average of a participant's highest three years of eligible earnings for each year of credited service with the Company up to a maximum of 62%. Benefits listed in the table above do not reflect the Social Security or other offset. For purposes of benefits under these plans, Mr. Cavanaugh has more than 15 1/2 years of credited service as well as three or more years of service on the Senior Management Committee, and is thereby entitled to the maximum percentage allowable in the benefit formula under these plans. Mr. Orser has seven years of credited service, Mr. McGehee has 13 years of credited service, Mr. Scott has seven years of credited service and Mr. Johnson has 15 years of credited service, three of which are deemed service on the Senior Management Committee.

                             EMPLOYMENT AGREEMENTS

    Messrs. Cavanaugh, Orser, McGehee, Scott and Johnson have entered into employment agreements, each of which has an effective date of August 1, 2000, with the Company or one of its subsidiaries referred to collectively in this section as the "Company". These agreements provide for base salary, bonuses, perquisites and participation in the various executive compensation plans offered to senior executives of the Company. The agreements all provide that they will remain in effect for three years from the effective date. Each agreement also includes an "Evergrow provision" which provides that each year, the agreement will be extended such that the prospective term will always be three years forward on the anniversary date of the effective date. The Company may elect not to extend an executive officer's agreement and must notify the officer of such an election at least sixty days prior to the annual anniversary date of his agreement's effective date. Plan targets, termination and other key provisions of the agreements are discussed below.

AGREEMENT WITH MR. CAVANAUGH

    Mr. Cavanaugh's agreement provides that his target compensation under the Company's Management Incentive Compensation Plan (MICP) was 60% of base salary earnings and increased to 65% effective January 1, 2001. The agreement also provides that Mr. Cavanaugh's target compensation under the Performance Share Sub-Plan (PSSP) of the Company's 1997 Equity Incentive Plan was 75% of his base salary, but increased to 150% effective January 1, 2001. Mr. Cavanaugh's agreement notes that he received a recruitment bonus under the now suspended Deferred Compensation Plan for Key Management Employees that included a payment of $150,000 deferred for calendar year 1992. That amount will be used to provide retirement income to him of $121,368 per year for 15 years commencing January 1 following his attainment of age 65. The agreement with Mr. Cavanaugh also provides that as of September 2, 1992, Mr. Cavanaugh was granted 14 years of deemed service for purposes of the Supplemental Senior Executive Retirement Plan
(SERP).

    The agreement with Mr. Cavanaugh provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Cavanaugh is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Cavanaugh is asked to relocate more than 50 miles. If Mr. Cavanaugh's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Cavanaugh's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Cavanaugh provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

AGREEMENT WITH MR. ORSER

    Mr. Orser's agreement provides that his target compensation under the Company's MICP was 40% of base salary earnings and increased to 45% effective January 1, 2001. The agreement also provides that Mr. Orser's target compensation under the PSSP was 50% of his base salary, and increased to 100% effective January 1, 2001. Mr. Orser's agreement notes that pursuant to a 1993 employment agreement with CP&L, he received a recruitment bonus under the now suspended Deferred Compensation Plan for Key Management Employees, and that he is credited with nine years of service solely for purposes of determining benefits in connection with that bonus. The agreement also notes that Mr. Orser is automatically deemed vested for his benefits under the SERP, and will be deemed eligible for early retirement benefits under the SERP at age 60, assuming his continued employment at the Company until age 60.

    The agreement with Mr. Orser provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement, and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, he will be entitled to certain health benefits. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Orser is offered a new position with a material change in authority, duty, wages or benefits, or is asked to relocate more than 50 miles. If Mr. Orser's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Orser's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Orser provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit. The agreement also provides that if, while Mr. Orser is between the ages of 55 and 60, his employment is terminated without cause, or constructively terminated or if he voluntarily terminates his employment, he will receive $153,912 (less applicable taxes) a year for life, less benefits payable under the Supplemental Retirement Plan and in lieu of any SERP benefit. Additionally, Mr. Orser will be eligible to retain all benefits in which he has vested under existing benefit plans.

AGREEMENT WITH MR. MCGEHEE

    Mr. McGehee's agreement provides that his target compensation under the Company's MICP was 40% of base salary earnings and increased to 45% effective January 1, 2001. The agreement also provides that Mr. McGehee's target compensation under the PSSP was 50% of his base salary, and increased to 100% effective January 1, 2001. Mr. McGehee's agreement notes that he received a retention agreement bonus under the now suspended Deferred Compensation Plan for Key Management Employees which vests based on his continued employment beyond age 60. The agreement also notes that upon hire,

Mr. McGehee was awarded 10 years of service toward the benefits and vesting requirements of the SERP, three years of which were deemed to have been in service on the Senior Management Committee, solely for purposes of the SERP.

    The agreement with Mr. McGehee provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement, and will be eligible to retain all benefits in which he has vested under existing benefit programs. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. McGehee is offered a new position with a material change in authority, duty, wages or benefits, or is asked to relocate more than 50 miles. If Mr. McGehee's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. McGehee's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. McGehee provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

AGREEMENT WITH MR. SCOTT

    Mr. Scott's agreement provides that his target compensation under the MICP was 40% of base salary earnings and increased to 45% effective January 1, 2001. The agreement also provides that Mr. Scott's target compensation under the PSSP of the Company's 1997 Equity Incentive Plan was 50% of his base salary, but increased to 100% effective January 1, 2001. Pursuant to the terms of his agreement, Mr. Scott received transition compensation of $100,000, and has been awarded seven years of deemed service toward the benefits and vesting requirements of the SERP.

    The agreement with Mr. Scott provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Scott is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Scott is asked to relocate more than 50 miles. If Mr. Scott's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Scott's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Scott provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

AGREEMENT WITH MR. JOHNSON

    Mr. Johnson's agreement provides that his target compensation under the MICP was 35% of base salary earnings and increased to 45% effective January 1, 2001. The agreement also provides that Mr. Johnson's target compensation under the PSSP of the Company's 1997 Equity Incentive Plan was 50% of his base salary, but increased to 100% effective January 1, 2001. The agreement with Mr. Johnson also notes that he was awarded seven years of deemed service toward the benefits and vesting requirements of the SERP. Three of those years will also be deemed service on the Senior Management Committee.

    The agreement with Mr. Johnson provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Johnson is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Johnson is asked to relocate more than 50 miles. If Mr. Johnson's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the Company's Management Change-in-Control Plan. If the Company terminates Mr. Johnson's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Johnson provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

                   REPORT OF BOARD COMMITTEE ON ORGANIZATION
                                AND COMPENSATION

    The Company's executive compensation program is administered by the Committee on Organization and Compensation of the Board of Directors (the "Committee"). The six-member Committee is composed entirely of independent outside Directors who are not eligible to participate in any compensation program in which Company executives participate other than the 1997 Equity Incentive Plan.

COMPENSATION PRINCIPLES

COMPARISON GROUPS

    The Company uses an independent executive benefits consulting firm to assist the Company in meeting its compensation objectives. Each year this consulting firm provides the Committee with an analysis comparing overall compensation paid to the Company's executives with overall compensation paid to executives of two comparison groups of electric utility companies. One comparison group consists of the twenty-two electric utility companies with fossil fuel and nuclear operations in the eastern portion of the United States. The other comparison group consists of a broad group of electric utilities across the United States. While these comparison groups are different from the group of companies comprising the Standard & Poor's Electric Index, which is a published industry index shown in the performance graph on page 31, the Committee believes these electric utility companies are appropriate for overall compensation comparisons because they reflect the appropriate labor markets for the Company's executives.

    The Company's executive compensation program consists of four major elements: base salary; other annual compensation opportunities; long-term compensation opportunities; and other benefit opportunities. The Committee's objective in administering this program is to structure, through a combination of these elements, an overall compensation package for executives which approximates in value the median level to third quartile of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in 2000 met this objective.

STOCK OWNERSHIP GUIDELINES

    In an effort to more closely link the interests of the Company's management with those of its shareholders, in 1997 the Board of Directors adopted stock ownership guidelines which are designed to ensure that the Company's management has a significant financial equity investment in the Company. Those guidelines require the Company's officers and department heads to own from 1 to 4 times their base salary in the form of Company stock within five years. (The specific multiplier applied to base salary depends upon the individual's position.) In addition to shares owned outright, the following are considered stock owned by executives and department heads for purposes of the guidelines: (1) stock held in any defined benefit, defined contribution, ESOP or other stock-based plan;
(2) performance units or phantom stock ("derivative securities") deferred under an annual incentive plan; (3) performance units or phantom stock earned and deferred in any long-term incentive plan account; (4) restricted stock awards; and (5) stock held in a family trust or immediate family holdings.

SECTION 162(M)

    Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation over $1 million paid or accrued with respect to the Company's Chief Executive Officer and any of the other four most highly compensated officers. Certain performance-based compensation is, however, specifically exempt from the deduction limit. To qualify as exempt, compensation must be made pursuant to a plan that is (1) administered by a committee of outside directors, (2) based on achieving objective performance goals and
(3) disclosed to and approved by the shareholders. The 2000 compensation disclosed in this proxy statement does not exceed the limit, except in the case of Mr. Cavanaugh, who had nondeductible compensation of approximately $467,979, which was attributable to restricted stock dividends, miscellaneous income and a non-deferred bonus.

    The Committee believes the current design of the Company's compensation program is sound in linking pay to performance, and allowing appropriate flexibility in determining amounts to be awarded. Therefore, the Company does not have a policy that requires the Committee to qualify compensation awarded to executive officers for deductibility under Section 162(m) of the Code. The Committee does, however, consider the impact of Section 162(m) when determining executive compensation, and the 1997 Equity Incentive Plan is intended to minimize the effect of this provision. Although the Committee is not required to qualify executive compensation paid to Company executives for exemption from
Section 162(m), it will continue to consider the effects of Section 162(m) when making compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

    Set forth below is a description of the major elements of the Company's executive compensation program and their relationship to corporate performance, as well as a summary of the actions taken by the Committee with respect to the compensation of the Chief Executive Officer.

BASE SALARY

    Executives within the Company receive a base salary determined by the Committee based upon the value of their position compared to competitively established salary ranges, their individual performance and overall corporate performance. The Committee does not utilize specific targets or a specific mathematical formula in determining base salaries. The Committee in its discretion approved the base salaries of the Chief Executive Officer and the named executives, as set forth in the Summary Compensation Table. These salaries were based on each executive's level of responsibility in the Company, the competitive (median to third quartile) level of compensation for executives in the comparison group of utilities, the achievement of corporate goals and individual merit performance as qualitatively determined by the Committee.

OTHER ANNUAL COMPENSATION OPPORTUNITIES

MANAGEMENT INCENTIVE COMPENSATION PLAN

    The Company sponsors the Management Incentive Compensation Plan for its senior executives, department heads and selected key employees. In order for awards to be made under the plan, two conditions must be satisfied. First, a contribution must be earned by one or more groups of employees under the corporate incentive feature of the Company's Stock Purchase-Savings Plan, a tax qualified 401(k) plan. Incentive matching contributions are earned by participating employees if at least five out of ten annual corporate and business unit goals are met. (See the description of the Stock Purchase-Savings Plan under "Other Benefit Opportunities" below.) Second, the Company's return on common equity and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) growth for the most recent three-year period must be above the median of those companies in a comparison group that is comprised of the twenty-six electric utility companies comprising Standard & Poor's Electric Index shown in the performance graph on page 31.

    If participants at or above the department head level of the Company are eligible for awards, then the Committee in its discretion determines whether awards are to be made and, if so, in what amounts. If participants below the department head level of the Company are eligible for awards, then the Chief Executive Officer has sole and complete authority to approve such awards.

    Awards consist of both a corporate component and a noncorporate component. Award opportunities, expressed as a percentage of annual base salary earnings, are applicable to both components of an award. The corporate component of an award is based upon the overall performance of the Company. The noncorporate component of an award is based upon the level of attainment of business unit/subsidiary, departmental and individual performance measures. Those measures are evaluated in terms of three levels of performance--outstanding, target and threshold--each of which is related to a particular payout percentage. If earned, awards are either paid in cash in the succeeding year or deferred to a later date, as elected by each individual participant. Deferred awards are recorded in the form of performance units. Each performance unit is generally equivalent to a share of the Company's Common Stock.

    The threshold requirements for award eligibility, as discussed above, were met and exceeded in 2000. At a meeting of the Committee on March 21, 2001, based on highly commendable performance, awards were made at the discretion of the Committee to the named executives, including the Chief Executive Officer, as set forth in the Summary Compensation Table under the Bonus column.

LONG-TERM COMPENSATION OPPORTUNITIES

1997 EQUITY INCENTIVE PLAN

    The 1997 Equity Incentive Plan, which was approved by the Company's shareholders in 1997, allows the Committee to make various types of awards to officers, other key employees, and also Directors of the Company, its affiliates and subsidiaries. Selection of participants is within the sole discretion of the Committee. Thus, the number of persons eligible to participate in the Plan and the number of grantees may vary from year to year. The Plan was effective as of January 1, 1997, and will expire on January 1, 2007, provided, however, that all awards made prior to and outstanding on that date shall remain valid in accordance with their terms and conditions.

    The 1997 Equity Incentive Plan is a broad umbrella plan that allows the Company to enter into Award Agreements with participants and adopt various individual Sub-Plans that will permit the grant of the following types of awards: nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and other stock unit awards or stock-based forms of awards. The Plan sets forth certain minimum requirements for each type of award, with detailed provisions regarding awards to be set out either in Award Agreements or in the Sub-Plans adopted under the Plan. Subject to adjustment as provided in the Plan, the maximum aggregate number of shares that may be issued over the years pursuant to awards made under the Plan cannot exceed 5,000,000 shares of Common Stock, which may be in any combination of options, restricted stock, performance shares, or any other right or option.

    Under the terms of the Plan, the Committee may grant awards in a manner that qualifies them for the performance-based exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, or it may grant awards that do not qualify for the exemption.

PERFORMANCE SHARE SUB-PLAN

    Pursuant to the provisions of the 1997 Equity Incentive Plan, the Committee adopted the Performance Share Sub-Plan, which governs the issuance of performance share awards to Company officers and key employees, as selected by the Committee in its sole discretion. A "performance share" is a unit granted to a participant, the value of which is equal to the value of a share of the Company's Common Stock. The

Committee may grant performance share awards which range from 20% to 75% (from 40% to 150%, effective January 1, 2001) of a participant's base salary, depending upon the participant's position and job value. (For purposes of the Sub-Plan, base salary is not reduced to reflect salary deferrals and does not include incentive compensation.) The number of performance shares awarded are recorded in a separate account for each participant, and are adjusted to reflect dividends, stock splits or other adjustments in the Company's Common Stock.

    The performance period for an award under the Sub-Plan is the three consecutive year period beginning in the year in which the award is granted. There are two equally weighted performance measures under the Sub-Plan. One performance measure is Total Shareholder Return ("TSR"), which is defined in the Sub-Plan as the appreciation or depreciation in the value of stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding year) plus dividends declared during the relevant period, divided by the closing value of the stock on the last trading day of the preceding year. The other performance measure is EBITDA growth. Awards under the Sub-Plan vest on January 1 following the end of a three-year performance period; provided, however, that the following methodology is used to determine each award vested under the Sub-Plan: 1) the TSR and EBITDA growth for the Company for each year during the performance period is determined; 2) those annual figures are averaged to determine the Company TSR and EBITDA growth, respectively; 3) the average TSR and EBITDA growth for all Peer Group utilities for each year during the performance period is determined (the Peer Group is comprised of the twenty-six major electric utility companies within the Standard & Poor's Electric Index); 4) those figures are averaged, respectively, to determine the Peer Group TSR and EBITDA growth; 5) the Peer Group TSR and EBITDA growth for the performance period is subtracted from the Company TSR and EBITDA growth, respectively, for the performance period; 6) the differences between the Company TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, are used to determine the multipliers that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0 to 200%. Differences in EBITDA growth can range from a low of less than 0% to a high of 5% or more and correspond to multipliers of 0 to 200%.); and 7) the multipliers are each applied independently to one-half of the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of the Company's Common Stock, as published in THE WALL STREET JOURNAL on the last trading day before payment of the award.

    Awards are paid in cash after expiration of the performance period. Payment can be made in either (i) lump sum on or about April 1 of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. In the event of death, disability, retirement or a change-in-control of the Company, any award granted under the Sub-Plan immediately becomes vested. The aggregate value of the vested award is determined using multipliers that are based on the difference between the Company TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, over the portion of the performance period that was completed before the terminating event occurred.

    Prior to 1997, the Company sponsored a Long-Term Compensation Program; however, that Program was terminated upon the shareholders' approval of the Company's 1997 Equity Incentive Plan. (All awards made and outstanding under the Long-Term Compensation Program prior to its termination remain valid in accordance with their terms and conditions.)

RESTRICTED STOCK AWARDS

    Section 9 of the 1997 Equity Incentive Plan provides for the granting of shares of restricted stock by the Committee to "key employees" within the Company in such amounts and for such duration and/or consideration as it shall determine. The Plan defines "key employee" as an officer or other employee within the Company, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company. Each restricted stock grant must be evidenced by an agreement specifying the period of restriction, the conditions that must be satisfied prior to removal of the restriction, the number of shares granted, and such other provisions as the Committee shall determine.

    Restricted stock covered by each award made under the Plan will be provided to and become freely transferable by the recipient after the last day of the period of restriction and/or upon the satisfaction of other conditions as determined by the Committee. If the grant of restricted stock is performance based, the total period of restriction for any or all shares or units of restricted stock granted shall be no less than one (1) year. Any other shares of restricted stock issued pursuant to the Plan must provide that the minimum period of restrictions shall be three (3) years, which period of restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of restricted stock at the end of the first year following the grant date, and the removal of the restrictions on an additional one-third (1/3) of the shares at the end of each subsequent year. The Plan provides that in no event shall any restrictions be removed from shares of restricted stock during the first year following the grant date, except in the event of a change-in-control.

    During the period of restriction, recipients of shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares, and shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares, those shares shall be subject to the same restrictions on transferability as the restricted stock with respect to which they were distributed.

OTHER BENEFIT OPPORTUNITIES

    The following additional benefit opportunities are also available to the Company's senior executives:

    - Effective January 1, 2000, the Company established the Management Deferred Compensation Plan, an unfunded, deferred compensation arrangement established for the benefit of a select group of management and highly compensated employees of the Company and its participating subsidiaries. (The Plan has replaced the Deferred Compensation Plan for Key Management Employees and the Executive Deferred Compensation Plan.) Under the Plan, an eligible employee may elect to defer a portion of his or her salary until the April 1 following the date that is five or more years from the last day of the Plan Year for which the deferral is made, the April 1 following his or her date of retirement, or the April 1 following the first anniversary of his or her date of retirement. Deferrals will be made to deferral accounts administered pursuant to the Plan in the form of deemed investments in certain deemed investment funds individually chosen by each participating employee from a list of investment options provided pursuant to the Plan. Additionally, qualifying participants will receive matching allocations from the Company (generally reflecting foregone Company allocations to participants' 401(k) accounts due to such salary deferrals, and/or foregone Company allocations to the participants' 401(k) accounts due to certain Internal Revenue Code limits), which will be allocated to a Company account that will be deemed initially to be invested in hypothetical shares of the Company's Common Stock. These allocations do not represent an equity interest in the Company and convey no voting rights to their owners. However, additional allocations are credited from time to time to reflect the payment of dividends on the Company's Common Stock. When a participant's Company account has matured, pursuant to the terms of the Plan, the participant may reallocate any part of such account among the deemed investment funds chosen by the participant.

    - The Company has implemented an executive split dollar life insurance program which consists of two separate plans. The first plan provides life insurance coverage approximately equal to three times salary for senior executives. The second plan provides additional life insurance coverage approximately equal to three times salary for those officers of the Company who are also members of the Board of Directors.

    - The Company also provides broad-based employee benefit plans for senior executives of participating companies. Under the Stock Purchase-Savings Plan, a salary reduction plan under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"), full-time, highly compensated employees of participating companies may invest up to 12% of earnings (up to a maximum of $10,500 in 2000) on a before-tax basis in the Company's Common Stock and other investment options. The Company makes a matching allocation of 50% of such investment (up to 3% of eligible earnings) which is invested in Company Common Stock. Under an incentive feature, the Company's allocation may be increased by up to an additional 50% if certain strategic corporate and business unit financial, operating, safety, customer satisfaction, and other performance goals are met. The Company also sponsors the Supplemental Retirement Plan, a defined benefit plan which covers eligible full-time employees of participating companies who have been employed within the Company for at least one year. The right to receive pension benefits under this plan is vested after five years. The monthly pension benefit payable upon retirement is based on final five years average compensation (base pay earnings only) multiplied by 1.7% for each year of service up to a maximum of 60%, less projected age 65 Social Security benefits multiplied by 1.43% for each year of service up to a maximum of 50%. Effective January 1, 1999, the Supplemental Retirement Plan was amended to implement a cash balance formula feature. Accruals will continue under both formulas for eligible participants through December 31, 2003. At that time, benefit accruals based upon the "five years average compensation" formula will be frozen.

    - The Restoration Retirement Plan is an unfunded retirement plan for a select group of management or highly compensated employees of participating companies. The Plan "restores" the full benefit that would be provided under the Supplemental Retirement Plan but for certain Code limits imposed on the benefit levels of highly compensated employees. Generally, the benefit for participants is a monthly benefit payment equal to the difference between (i) a participant's accrued benefit under the Supplemental Retirement Plan without regard to the Internal Revenue Service compensation and benefit limits and (ii) a participant's accrued benefit as calculated under the Supplemental Retirement Plan. (Effective January 1, 2000, this Plan also applies to any employee who defers more than 10% of his salary under the new Management Deferred Compensation Plan.) The eligibility and vesting requirement for this Plan are the same as those for the Supplemental Retirement Plan. Participants eligible to receive benefits under the Supplemental Executive Retirement Plan forego participation in and rights under this Plan.

    - The Supplemental Senior Executive Retirement Plan provides a retirement benefit for eligible senior executives equal to 4% of the average of their highest three years of base salary earnings and annual bonus for each year of credited service with the Company up to a maximum of 62%. Benefits under this Plan are fully offset by Social Security benefits and by benefits paid under the Company's Supplemental Retirement Plan.

    - The Company's senior executives also receive certain perquisites and other personal benefits. In addition, executives received gross-up payments in 2000 for related federal and state income tax obligations, as disclosed in the Summary Compensation Table on page 13.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Compensation in 2000 for the Chief Executive Officer was consistent with the compensation principles described above and reflected performance of the Company and the individual in 2000, as well as services in 2000. The determination of his compensation by the Committee was qualitative in nature and based on a variety of factors, including comparison group compensation data, attainment of various corporate goals, total shareholder return, financial and operating performance, individual performance and other factors. Specific mathematical weights were not assigned to these factors. Overall compensation in 2000 fell within the targeted level (median to third quartile) of overall compensation paid to chief executive officers in the comparison groups.

    The Committee considered the substantial progress the Company made towards implementing its strategy of becoming a super-regional energy provider for the Southeast. Specifically, the Committee considered the progress made toward completion of the Company's acquisition of Florida Progress Corporation, noting that this transaction would double the size of the Company. Additionally, the Committee considered the Company's progress towards its goal of creating a holding company, noting that the new structure would provide the Company with the flexibility and speed needed to act swiftly and decisively in the increasingly competitive utility industry. The Committee also took into account the success of the Company's expansion efforts, including the additions of new gas units at the Asheville and Lee plants and the on-going construction of new plants in Rowan and Richmond counties in North Carolina and in Monroe, Georgia. The Committee noted that these additions would have a key role in the Company's ability to develop its wholesale business. The Committee took into account the success of the Company in dealing with important regulatory issues, including industry restructuring, at the state and federal levels. The Committee considered the fact that the leadership provided by Mr. Cavanaugh contributed significantly to the Company's success in achieving corporate goals, implementing strategic initiatives, achieving national leadership in the fields of nuclear power and electric utility operations, focusing on leadership development and succession planning, implementing programs designed to enhance the diversity of the Company's work force, improving customer and community relations and supporting the economic growth and quality of life in the Company's service area.

                                          Committee on Organization and
                                          Compensation

                                          Charles W. Coker, Chairman
                                          Edwin B. Borden
                                          William O. McCoy
                                          E. Marie McKee
                                          Richard A. Nunis
                                          J. Tylee Wilson

                       REPORT OF THE AUDIT AND CORPORATE
                             PERFORMANCE COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Audit and Corporate Performance Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended
December 31, 2000 with the Company's management and with Deloitte & Touche LLP, the Company's independent auditors. The Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of Deloitte & Touche LLP with that firm.

    Based upon the review and discussions noted above, the Audit and Corporate Performance Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

    The Board of Directors has determined that with the exception of Richard Korpan, the members of the Audit and Corporate Performance Committee are "independent" for purposes of the New York Stock Exchange listing standards.
Mr. Korpan is the former Chairman, President and Chief Executive Officer of Florida Progress Corporation. Having served in those capacities, he acquired tremendous expertise regarding financial management matters and audit responsibilities, including having direct management oversight of the audit function at Florida Progress Corporation. Progress Energy has recently reorganized its internal audit organization. The Securities and Exchange Commission and the various stock exchanges have all increased their focus on the role of audit committees. Mr. Korpan possesses substantial expertise and recent direct practice in addressing audit related matters and the Board believes this will provide valuable guidance and direction to the Audit Committee. For these reasons, the Board, in its business judgment, has determined that Mr. Korpan's membership on the Committee is required by the best interests of the Company and its shareholders.

    The Audit Committee has adopted a written policy statement (charter), which is included as Exhibit A to this proxy statement.

                                          Audit and Corporate Performance
                                          Committee:

                                          Richard L. Daugherty, Chairman
                                          David L. Burner
                                          W. D. Frederick, Jr.
                                          Richard Korpan
                                          Estell C. Lee
                                          John H. Mullin, III
                                          Jean Giles Wittner

                          DISCLOSURE OF AUDITORS' FEES

    Set forth below is certain information relating to the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the fiscal year ended December 31, 2000.

AUDIT FEES

    The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $704,467.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During the fiscal year ending December 31, 2000, there were no professional services rendered by Deloitte relating to financial information systems design and implementation.

ALL OTHER FEES

    The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $1,248,836.

    The Audit and Corporate Performance Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                               PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Electric Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                AMONG PROGRESS ENERGY, INC., S&P 500 STOCK INDEX
                             AND S&P ELECTRIC INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       1995  1996  1997  1998  1999  2000
Progress Energy, Inc.   100   111   136   158   107   185
S&P Electric Index      100   100   126   145   117   180
S&P 500 Index           100   123   164   211   255   232

- ---------------------------------------------------------------------------------------------------------------------------------
MEASUREMENT PERIOD (FISCAL YEAR
COVERED)                                      1995           1996           1997           1998           1999           2000
- ---------------------------------------------------------------------------------------------------------------------------------
Progress Energy, Inc.                           100            111            136            158            107            185
S&P Electric Index                              100            100            126            145            117            180
S&P 500 Index                                   100            123            164            211            255            232
- ---------------------------------------------------------------------------------------------------------------------------------

- ------------------------

* $100 Invested on 12/31/95 in Stock or Index.
  Including reinvestment of dividends.
  Fiscal Year Ending December 31.

                              SHAREHOLDER PROPOSAL

    Robert B. Mills, with an address of 1233 12th Street, N.W., Washington, D.C., beneficial owner of 60 Common Shares of the Company, has proposed the adoption of the following resolution and has furnished the following statement in support of its proposal:

RESOLUTION

    Be it resolved that the Carolina Power & Light Company shall invest sufficient resources to build new electrical generation from solar and wind power sources to replace approximately one percent (1%) of system capacity yearly for the next twenty years with the goal of having the company producing twenty percent (20%) of generation capacity from clean renewable sources in 20 years.

SUPPORTING STATEMENT

    Utility deregulation demands the company present a good public image, and the public is demanding progress towards clean energy.

    Efforts must be made to slow down changes in global climate so that we can continue to survive on planet earth.

    The proposal allows flexibility in schedule for the Board of Directors to implement this proposal. The 20% figure is just a reasonable and conservative goal to aim for.

    A one percent yearly addition to generation capacity allows for small pilot plants to be built and tried as the program advances.

    Although initial building costs might be larger, solar and wind power sources do not require the purchase of fuel, which can make these additions to generation capacity very attractive economically over the long term, especially if the cost of fossil fuels rises. The company should look to building facilities that are made to last a long time.

    A one percent annual building program of solar and wind power generation facilities would translate to annual additions in the 100 to 200 megawatt range. Solar power towers, wind farms, solar photovoltaic arrays and parabolic solar troughs already exist in other places in this range of power production, proving that CP&L could realistically build such facilities in the Carolinas and elsewhere.

    We urge you to vote FOR this proposal.

                                COMPANY RESPONSE

YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS PROPOSAL.

    The Board believes that the above shareholder proposal is NOT in the best interests of the Company and that the proposal will NOT enhance the long-term value of your stock in the Company.

    The proposal would require Carolina Power & Light Company ("CP&L"), a wholly-owned subsidiary of Progress Energy, to install arbitrary amounts of solar and wind electric generation facilities, without regard to their effect on reliability, efficiency, cost, or return to shareholders. CP&L, as part of its planning process, regularly considers such non-traditional resource options, but has found that they are not currently appropriate means of meeting its obligation to provide reliable and reasonably priced utility service. Installation of such generation would make the CP&L system less reliable and would increase the cost of power that it produces. The proposal, therefore, is not in the best interests of our customers or our shareholders.

    The proposal also ignores the fact that CP&L, as a public utility in North Carolina and South Carolina, cannot build any generating facility in either of those states without first obtaining a Certificate of Public Convenience and Necessity from the states' utilities commissions. Additionally, state laws and regulations in both North Carolina and South Carolina require CP&L to prepare and file, annually, an Integrated Resource Plan ("IRP") with the utility regulators in those states. The IRP sets forth CP&L's plan to add generation and describes its consideration of various types of generation, including solar and wind options. It also includes CP&L's explanation of why it has selected the kinds of generation it plans to build. When reviewing CP&L's IRP, the utility regulators consider several factors, including construction and operating costs, reliability and environmental impact. The same is true when they review requests for certificates to construct new generation facilities. Thus, the regulatory processes in place include consideration of the viability of a range of generating options, including non-traditional generation. As an integral part of those processes, CP&L and the state regulators evaluate all generation options in light of the factors noted above, not upon achieving mandated arbitrary goals for installing a certain percentage of particular types of generation resources.

    Through its resource planning process, CP&L has considered wind and solar options, including an assessment of the economic potential for those options. Previous assessments have shown limited viable sites for wind generation in the Carolinas. Ongoing economic analysis continues to show that other options are more cost effective than wind or solar resources to meet our customer's demand for electricity. Requiring CP&L to construct wind and solar generation resources in spite of this fact would significantly impair CP&L's ability to offer competitive prices to its customers, potentially harming the Company, its customers, and ultimately, its shareholders.

    In sum, the proposal would require CP&L to pursue construction of specific types of capacity without regard to costs, viability, reliability, market factors, or environmental impact. Such a course would be inconsistent with the regulatory processes in which those factors are carefully weighed by CP&L and the state regulators in evaluating which types of new generation will best serve the interests of customers and shareholders. For those reasons, the Board recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP has been selected by the Board of Directors to serve as independent public accountants for the Company for the current year, having served in that capacity since 1930. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

    The Company's 2000 Annual Report, which includes financial statements for the fiscal years ended December 31, 2000, and 1999, together with related notes, audited statements of income and changes in financial position for the three most recent years, and the report of Deloitte & Touche LLP, independent public accountants, was mailed to shareholders of record as of the close of business on March 9, 2001.

                          FUTURE SHAREHOLDER PROPOSALS

    Shareholder proposals submitted for inclusion in the proxy statement for the Company's 2002 Annual Meeting must be received no later than December 3, 2001 at the Company's principal executive offices, addressed to the attention of:

                                  William D. Johnson
                                  Executive Vice President,
                                  General Counsel and Secretary
                                  Progress Energy, Inc.
                                  Post Office Box 1551
                                  Raleigh, North Carolina 27602-1551

    Any other proposal which a shareholder desires to be presented for action at an Annual Meeting must be received by the Secretary of the Company no later than the close of business on the 60th day prior to the first anniversary of the immediately preceding year's annual meeting. The proposal must include a brief description of the business desired to be brought before the meeting, the shareholder's name and address, the class and number of shares owned by the shareholder and disclosure of any material interest the shareholder may have in the matter proposed.

                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

                                                                       EXHIBIT A

                            POLICY STATEMENT OF THE
                   AUDIT AND CORPORATE PERFORMANCE COMMITTEE

PURPOSE AND COMPOSITION

    The Audit Committee ("Committee") shall be a standing committee of the Board of Directors ("Board"). The Committee shall assist and advise the Board in fulfilling its oversight responsibilities related to the financial information that will be provided to the shareholders and others, the business and financial controls that management has established, internal/external audit activities, and the Corporate Ethics Program. In meeting its responsibilities, the Committee is expected to provide an open channel of communication with management, internal audit, the external auditors, and the Board.

    The Committee is composed of at least three members of the Board who are independent within the meaning of the Rules of the New York Stock Exchange ("NYSE"). Committee members shall be free from any relationships that would interfere with or give the appearance of interfering with the exercise of independent judgment as a Committee member. All members shall have a requisite working familiarity with basic finance and accounting practices in compliance with the Rules of the NYSE. Furthermore, at least one member of the Committee shall have accounting or related financial management expertise in compliance with the Rules of the NYSE. Committee members shall be appointed by the Board normally at the Annual Organizational Meeting of the Board. The Board shall designate one Committee member as chairman, who shall preside over the meetings of the Committee and report Committee actions to the Board.

DUTIES AND RESPONSIBILITIES

    Duties and responsibilities of the Committee shall include, but are not limited to the following:

1. Review with management and the external auditors the annual financial results for the Company. The review should focus on appropriate disclosure of key events, risks and actual or contingent liabilities that could materially impact the Company's financial results or cause the reported information to be misleading. Also review the annual report to shareholders, the annual report on Form 10-K filed with the Securities and Exchange Commission, and legal and regulatory matters having a material impact on the financial statements. The external auditors will have discussions with the Committee on the quality of the accounting principles used by the Company.

2. Oversee and monitor relations with the external auditors to ensure that they are independent of management and that their objectivity is not impaired, recognizing that the external auditors are accountable to the Board and the Committee. The independence of the external auditors should include a formal written affirmation from the external auditors. Annually recommend to the Board the external audit firm(s) to be nominated and review the audit fees. Review the scope of any non-audit services to be performed by the external auditors and its impact on the auditors' independence. Review the scope of the external audit plan and upon completion of the audit, review significant changes made in the scope of the audit plan. Meet with the external auditors privately, without management present, at least annually.

3. Oversee and monitor the activities of the Audit Services Department to ensure the audit function maintains appropriate independence and objectivity in the fulfillment of its responsibilities. The Committee should review: the audit plan for the upcoming year and the results/changes made to the prior year's plan; significant audit findings and recommendations and management's action plan; the adequacy of the budget and staffing for the Department; and the appointment or dismissal of the manager of Audit Services. Meet with the manager of Audit Services privately, without management present, at least annually.

4. Assess and monitor the overall control environment of the Company through discussion with management, the external auditors and the manager of Audit Services. Additionally, oversee and monitor the activities of the Corporate Ethics Program.

5. Request the external auditors, the internal auditors, or management to conduct special reviews or studies, as appropriate. Also, the Committee may employ, at Company expenses, outside counsel or consultants to conduct such reviews or studies.

6. Provide a report in the proxy statement stating that the Committee has reviewed and discussed the financial statements with management and the auditors. In addition, this report will include a recommendation to the Board that the audited financial statements be included in the Company's annual report on Form 10-K.

7. Reassess annually the adequacy of this Policy Statement (charter) which has been approved by the Board. The disclosure of the written charter will be stated annually in the proxy, which will contain a copy of the charter in an appendix to the proxy every three years.

MEETINGS

    The Committee shall hold at least three meetings each year in order to accomplish the aforementioned duties and responsibilities. The Committee's chairman may call additional meetings as needed, to review matters of interest to the Committee. As deemed necessary by the Committee, meetings shall be attended by appropriate Company personnel.

    The Executive Vice President and Chief Financial Officer or his designee shall, at the request of the chairman of the Committee, arrange meetings, prepare meeting agendas, and serve as secretary to the Committee.

                        DIRECTIONS TO PROGRESS ENERGY'S
                       2001 ANNUAL SHAREHOLDERS' MEETING
        (to be held at the North Carolina Museum of Art in Raleigh, NC)

                                     [MAP]

CPLCM-PS-01

[Progress Energy Logo]

VOTE BY TELEPHONE

It's fast, convenient, and immediate! Call Toll Free on a Touch-Tone Phone.

FOLLOW THESE FOUR EASY STEPS:

- --------------------------------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND THIS PROXY CARD.

2. CALL THE TOLL FREE NUMBER (1-877-779-8683).
   THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON THIS PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.

- --------------------------------------------------------------------------------

Your vote is important! Call 1-877-779-8683 anytime!


  VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND THIS PROXY CARD.

2. GO TO THE WEBSITE
   HTTP://WWW.EPROXYVOTE.COM/PGN

3. ENTER YOUR CONTROL NUMBER LOCATED ON THIS PROXY CARD.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

Your vote is important!
Go to HTTP://WWW.EPROXYVOTE.COM/PGN anytime!



DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
                  UNLESS YOU INTEND TO REVOKE YOUR PRIOR VOTE.

DETACH CARD                                                          DETACH CARD

   |X| PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                                                  Directors Recommend Vote FOR
                                                  ----------------------------
PROGRESS ENERGY, INC.                            1. ELECTION OF DIRECTORS AS SET FORTH
- ---------------------                               IN THE PROXY STATEMENT.

                                                    NOMINEES                             For All      With-    For all
MARK BOX AT RIGHT IF AN ADDRESS CHANGE HAS          (01) W. CAVANAUGH                    Nominees     hold      Except
BEEN NOTED ON THE REVERSE SIDE OF THIS CARD. |  |   (02) C. COKER                          |  |       |  |       |  |
                                                    (03) W. FREDERICK
                                                    (04) R. KORPAN
                                                    (05) E. MCKEE
                                                    (06) R. NUNIS
                                                    (07) J. WITTNER

                                                    NOTE: If you do not wish your shares voted "FOR" a
                                                    particular nominee, mark the "For All Except" box and
                                                    strike a line through the name(s) of the nominee(s).
                                                    Your shares will be voted for the remaining
CONTROL NUMBER:                                     nominee(s).

                                                    Directors Recommend Vote AGAINST
                                                                                        For       Against   Abstain
                                                 2. SHAREHOLDER PROPOSAL AS SET FORTH   |  |       |  |       |  |
                                                    IN THE PROXY STATEMENT.

                                                 3. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO
                                                    VOTE UPON SUCH OTHER BUSINESS THAT IS PROPERLY
                                                    BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT
                                                    THEREOF.


                                                    Please be sure to sign and date this Proxy.    Date
                                                    -------------------------------------------    ----


                                                    ---------------------------------------------------
                                                    Shareholder sign here            Co-owner sign here


                              PROGRESS ENERGY, INC.

DEAR SHAREHOLDER,

PLEASE TAKE NOTE OF THE IMPORTANT INFORMATION ENCLOSED WITH THE PROXY CARD. THESE ISSUES RELATE TO THE MANAGEMENT AND OPERATION OF YOUR COMPANY THAT REQUIRE YOUR IMMEDIATE ATTENTION AND APPROVAL. DETAILS ARE DISCUSSED IN THE ENCLOSED PROXY MATERIALS.

YOUR VOTE COUNTS, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES.

PLEASE MARK THE BOXES ON THIS PROXY CARD TO INDICATE HOW YOUR SHARES WILL BE VOTED, THEN SIGN THE CARD, DETACH IT AND RETURN YOUR PROXY VOTE IN THE ENCLOSED POSTAGE PAID ENVELOPE. OR YOU MAY VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY.

YOUR VOTE MUST BE RECEIVED PRIOR TO THE ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2001.

THANK YOU IN ADVANCE FOR YOUR PROMPT CONSIDERATION OF THESE MATTERS.

SINCERELY,

PROGRESS ENERGY, INC.












                              PROGRESS ENERGY, INC.
         410 SOUTH WILMINGTON STREET, RALEIGH, NORTH CAROLINA 27601-1849

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

PROXY. The undersigned hereby appoints William Cavanaugh III and Robert B. McGehee, and each of them as Proxies, with full power of substitution, to vote the shares of stock of Progress Energy, Inc. registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 9, 2001, at 10:00 a.m., and at any adjournment thereof, for the election of directors, and upon the proposal set forth on the reverse side hereof, and upon other matters properly brought before the meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AGAINST THE SHAREHOLDER PROPOSAL, ALL AS SET FORTH IN THE PROXY STATEMENT. THE NOMINEES FOR DIRECTOR ARE: W. CAVANAUGH, C. COKER, W. FREDERICK, R. KORPAN, E. MCKEE, R. NUNIS AND J. WITTNER. IF ANY DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

   -------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE
   -------------------------------------------------------------------------

- --------------------------------------------------------------------------------
NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, or as custodian for a minor, please give full title as such. If a corporation, please have signed in full corporate name by any authorized officer, giving full title. If a partnership, sign in full partnership name by an authorized person, giving full title.
- --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED? COMPLETE BELOW.
NEW ADDRESS:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------